UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                 March 13, 2004
                 -----------------------------------------------

                      International Builders Limited, Inc.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
     -----------------------------------------------------------------------
                  (State or Other Jurisdiction of Incorporation

           0-31881                                      65-0704155
      --------------                              ---------------------
  (Commission File Number)                   (IRS Employer Identification No.)


         4540 KEARNY VILLA ROAD, SUITE 104, SAN DIEGO, CALIFORNIA 92123
     -----------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (858) 541-2571
     -----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                                 1445 Wampanoag Trail, Suite 202
OCEAN FRESH SEAFOOD MARKETPLACE, INC.               East Providence, RI 02915
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

                Reverse Merger

                On March 11, 2004, the Ocean Fresh Seafood Market Place, Inc.(the "Registrant") entered into a definitive agreement with International Builders Limited ("IBL") whereby Registrant agreed to enter into a reverse merger with IBL pursuant to which IBL shareholders will receive 80.7 per cent of the issued and outstanding shares of the merged surviving entity on or before March 11, 2004. The surviving entity will be the Registrant. In conjunction with the Reverse Merger Registrant Officers and Directors will resign and be replaced by the Officers and Directors of IBL who were approved by a majority of the shareholders of the surviving corporation. The surviving corporation's name was changed from Ocean Fresh Seafood Market Place, Inc. to International Builders Limited, Inc.

                  Terms of the Merger

                  a) IBL's shareholders will be allowed via the Merger to exchange, on a one for one basis, all their issued and outstanding shares of Common Stock for shares of Registrant Class A Common Stock.

                  b) In addition to any other provisions of the Agreement, seven per cent (7%) or 426,262 shares, whichever is greater, of the surviving corporation's issued and outstanding Common Stock (6,089,462) shall be provided to the following parties in the following allotments:

                    1) Odette Holdings, Ltd Shall receive 326,262;

                    2) Fred Guarino shall receive 20,000 shares; and

                    3) Gion Limited shall receive the remaining 80,000 shares. Odette Holdings, Ltd. shall also receive any excess in the event seven per cent (7%) of the surviving corporation's issued and outstanding Class A Common Stock exceeds 426,262 shares.

                  c) The surviving entity agrees to pay Mr. Coutu additional consideration in the amount $35,000 within 45 days after the date the Merger is effective.

                  d) The surviving entity will, within 20 days after the Merger closes, payoff Registrant's payables that are outstanding at the time of the Merger. The amount to be paid by the surviving entity shall not exceed $35,000.

                  e) The surviving entity agrees to have the Form l5c2-ll filed with the Securities Exchange Commission (SEC) within 20 days after the Merger closes. If the Form l5c2-ll is not filed with the SEC within 20 days the surviving entity agrees to issue Mr. Coutu 150,000 additional shares of Class A Common Stock.

                  f) Immediately after the merger the $62,124 liability recorded as "due to shareholder" on Registrant's Financial Statements will be converted into equity to purchase 31,062 shares of Class A Common Stock in the surviving Corporation. The shares will be purchased at the most recent purchase price that accredited investors have purchased IBL's Class A Common Stock, which is $2.00 per share.

                  g) The parties acknowledge that the surviving entity will have two classes of stock. Class A Common Stock and Class B Common Stock, and that Class B Common Stock has special voting rights. In matters to be decided by shareholder vote Class A Shareholders have one (1) vote per share owned and Class B shareholders have 10 votes per share owned. The parties further acknowledge that Mr. Jerome Crawford the Chairman and Chief Executive Officer of IBL is the only shareholder who owns Class B Common Stock. The parties agree that subsequent to the Amendment of the Articles of Incorporation of the surviving Company to provide for the issuance of Class B Common Stock, Mr. Crawford will be issued five hundred thousand (500,000) shares of Class B Common Stock. The five hundred thousand shares of Class B Common Stock that Mr. Crawford will receive is the equivalent amount of Class B Common Stock that Mr. Crawford currently owns in IBL.

                All securities issued pursuant to the Reverse Merger will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws.

               The Reverse Merger Agreement shall include certain closing conditions including the following:

                    (i) Consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement;

                    (ii) Obtaining all necessary Board of Directors, shareholder and third party consents;

                    (iii) Satisfactory completion by Registrant and IBL of all necessary technical and legal due diligence

Item 9.01 Financial Statements and Exhibits


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Combined Financial Statements of International Builders Limited, ("IBL") and Ocean Fresh Seafood Marketplace, Inc. ("OFSM") give effect to the merger between IBL and OFSM under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. The acquisition of IBL by OFSM has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of OFSM pursuant to which OFSM is treated as the continuing entity. On the effective date of the merger OFSM changed its name to International Builders Limited, Inc. In connection with the acquisition, OFSM will acquire all of the outstanding capital stock of IBL to which IBL will merge with and into OFSM. At the effective time of the reverse merger IBL shareholders received eighty point nine per cent (80.9%) of the Common Stock of International Builders Limited, Inc. . These pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of International Builders Limited, Inc. would actually have been if the merger had in fact occurred on January 1, 2003 nor do they purport to project the results of operations or financial position of International Builders Limited, Inc. for any future period or as of any date, respectively.

         These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between IBL and OFSM.

         The Unaudited Pro Forma Combined Financial Statements of International Builders Limited, Inc. for the twelve months ended December 31, 2003, are derived from audited financial statements of IBL and OFSM . OFSM audited financial statements are included in the Form 10-KSB as filed by OFSM on August 27, 2004, with the Securities and Exchange Commission.

         You should read the financial information in this section along with OFSM's historical consolidated financial statements and accompanying notes in prior Securities and Exchange Commission filings.

                      International Builders Limited, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                               December 31, 2003


                                                                                Pro forma adjustments
                                                                              --------------------------
                                                  OFSM             IBL             DR            CR          Pro forma
                                              -------------   -------------   ------------ -------------  ---------------
                                              (Unaudited)      (Unaudited)    (Unaudited)   (Unaudited)    (Unaudited)

CURRENT ASSETS:
    Cash                                   $             - $           416                              $            416
    Prepaid expenses                                     -           1,600                                         1,600
                                              -------------   -------------                               ---------------
       TOTAL CURRENT ASSETS                              -           2,016                                         2,016

PROPERTY AND EQUIPMENT                                   -           4,495                                         4,495

Other assets:
    Construction - in - progress                         -           5,600                                         5,600
    Deposits and options on land acquisition             -         166,800                                       166,800
    Notes receivable                                     -          85,004                                        85,004
                                              -------------   -------------                               ---------------
       TOTAL OTHER ASSETS                                -         257,404                                       257,404

                                           $             - $       263,915                              $        263,915
                                              =============   =============                               ===============

CURRENT LIABILITIES:
    Accounts payable                       $        39,136 $        84,573          4,196               $        119,513
    Revolving credit                                     -          12,426                                        12,426
    Due to stockholder                              62,124               -                       35,000           97,124
    Notes payable, short-term                            -         113,197                                       113,197
    Income taxes payable                                 -          93,453                                        93,453
    Current portion of capital lease
     obligations                                         -          53,716                                        53,716
                                              -------------   -------------                               ---------------
       TOTAL CURRENT LIABILITIES                   101,260         357,365                                       489,429
                                              -------------   -------------                               ---------------

NOTES  PAYABLE, LONG-TERM                                -         458,588                                       458,588
                                              -------------   -------------                               ---------------
       TOTAL  LIABILITIES                          101,260         815,953                                       948,017
                                              -------------   -------------                               ---------------


STOCKHOLDERS' EQUITY DEFICIT:
    Common stock, A 406,000 actual shares              406          48,940                       12,311           61,657
       6,165,724 pro forma shares
    Common stock, B no actual shares                     -           5,000                                         5,000
       500,000 pro forma shares
    Additional paid-in capital                       4,619         606,613        153,596         4,196          461,832
    Accumulated other comprehensive income               -          10,648                                        10,648
    Accumulated deficit                           (106,285)     (1,223,239)                     106,285       (1,223,239)
                                              -------------   -------------                               ---------------
       TOTAL STOCKHOLDERS' DEFICIT                (101,260)       (552,038)                                     (684,102)
                                              -------------   -------------   ------------ -------------  ---------------
                                                                                  157,792       157,792
                                                                              ============ =============
                                           $             - $       263,915                              $        263,915
                                              =============   =============                               ===============


                      International Builders Limited, Inc.
             Unaudited Pro Forma Combined Statements of Operations
                      For the Year Ended December 31, 2003


                                                                                     Pro forma adjustments
                                                                                ----------------------------------
                                              OFSM                  IBL              DR                 CR             Pro forma
                                          ----------------   ------------------ ---------------     --------------   -------------
                                            (Unaudited)         (Unaudited)      (Unaudited)          (Unaudited)     (Unaudited)

NET SALES                              $                - $                  -                                      $             -
COST OF SALES                                           -                    -                                                    -
                                          ----------------   ------------------                                        -------------
GROSS PROFIT                                            -                    -                                                    -

GENERAL AND ADMINISTRATIVE:
    Payroll and related costs                           -              270,559                                              270,559
    Professional services                               -              141,370                                              141,370
    Travel expense                                      -               40,695                                               40,695
    Rent                                                -               29,610                                               29,610
    Other                                               -               18,188                                               18,188
    Telephone                                           -                8,306                                                8,306
    Office supplies                                     -                7,392                                                7,392
    General and administrative                     33,312                    -                                               33,312
                                          ----------------   ------------------                                        -------------
       Total Expense                               33,312              516,120                                              549,432

LOSS FROM OPERATIONS                              (33,312)            (516,120)                                            (549,432)

OTHER EXPENSE:
    Equity interest in joint venture                    -              (31,853)                                             (31,853)
    Interest expense and penalties                      -             (194,409)                                            (194,409)
    Other                                               -               (1,840)                                              (1,840)
                                          ----------------   ------------------                                        -------------
       Total other expense                              -             (228,102)                                            (228,102)

NET LOSS                                          (33,312)            (744,222)                                            (777,534)

OTHER COMPREHENSIVE LOSS:
    Foreign currency transaction                        -               (2,637)                                              (2,637)
                                          ----------------   ------------------                                        -------------

TOTAL NET LOSS                         $          (33,312)$           (746,859)                                     $      (780,171)
                                          ================   ==================                                        =============

LOSS PER SHARE - BASIC AND DILUTED     $            (0.08)$              (0.14)                                     $         (0.13)
                                          ================   ==================                                        =============

WEIGHTED AVERAGE NUMBER OF SHARES
    USED IN CALCULATION OF BASIC AND
    DILUTED LOSS PER SHARE                        406,000            5,342,848                                            6,165,724
                                          ================   ==================                                        =============


                      International Builders Limited, Inc.
             Unaudited Pro Forma Combined Statements of Operations
                      For the Year Ended December 31, 2002


                                                                                    Pro forma adjustments
                                                                                  ---------------------------
                                                        OFSM             IBL            DR            CR         Pro forma
                                                    --------------  ------------  -------------  ------------  ------------
                                                     (Unaudited)     (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)

NET SALES                                        $              - $     124,687                              $     124,687
COST OF SALES                                                   -        99,640                                     99,640
                                                    --------------  ------------                               ------------
GROSS PROFIT                                                    -        25,047                                     25,047

GENERAL AND ADMINISTRATIVE:
    Payroll and related costs                                   -       147,816                                    147,816
    Professional services                                       -        71,165                                     71,165
    Travel expense                                              -        40,913                                     40,913
    Rent                                                        -        51,079                                     51,079
    Other                                                       -        14,821                                     14,821
    Telephone                                                   -        18,272                                     18,272
    Office supplies                                             -         4,716                                      4,716
    General and administrative                             10,163             -                                     10,163
                                                    --------------  ------------                               ------------
       Total Expense                                       10,163       348,782                                    358,945

LOSS FROM OPERATIONS                                      (10,163)     (323,735)                                  (333,898)

OTHER EXPENSE:
    Equity interest in joint venture                            -       (35,431)                                   (35,431)
    Interest expense and penalties                              -       (24,875)                                   (24,875)
                                                    --------------  ------------                               ------------
       Total other expense                                      -       (60,306)                                   (60,306)

NET LOSS                                                  (10,163)     (384,041)                                  (394,204)

OTHER COMPREHENSIVE INCOME:
    Foreign currency transaction                                -        11,077                                     11,077
                                                    --------------  ------------                               ------------

TOTAL NET LOSS                                   $        (10,163)$    (372,964)                             $    (383,127)
                                                    ==============  ============                               ============

LOSS PER SHARE - BASIC AND DILUTED               $          (0.03)$       (0.07)                             $       (0.13)
                                                    ==============  ============                               ============

WEIGHTED AVERAGE NUMBER OF SHARES
    USED IN CALCULATION OF BASIC AND
    DILUTED LOSS PER SHARE                                406,000     5,173,831                                  6,165,724
                                                    ==============  ============                               ============

                      International Builders Limited, Inc.
                        Unaudited Pro Forma Adjustments


                                                                                             DR                    CR
                                                                                        --------------     ----------------

   1     Cost of capital                                                            $        2,895.00
         Common stock                                                                                  $          2,895.00

         289,498 shares, valued at $0.01 per share, issued to consultants for services rendered (pre-merger).


   2     Accounts payable                                                                    4,196.00
         Additional paid-in capital                                                                               4,196.00

         To adjust accounts payable balance according to the terms of the merger agreement with IBL.


   3     Additional paid-in capital                                                         35,000.00
         Due to shareholder                                                                                      35,000.00

         Additional consideration to be paid to shareholder, Mr. Coutu, per terms of the merger agreement.


   4     Additional paid-in capital                                                          4,262.00
         Common stock                                                                                             4,262.00

         426,262 new shares (representing 7% of total combined number of shares outstanding) issued to Mr. Coutu and others per terms of the merger agreement.


   5     Additional paid-in capital                                                          1,500.00
         Common Stock                                                                                             1,500.00

         150,000 shares of common stock , valued at $0.01 per
         share issued to Mr. Coutu   per terms of the merger
         agreement.


   6     Additional paid-in capital                                                          3,654.00
         Common Stock                                                                                             3,654.00

         To adjust common stock to reflect change in par value from $0.001 per share to $0.01 per share.

   7     Additional paid-in capital                                                        106,285.00
         Accumulated deficit                                                                                    106,285.00

         To record the effects of the reverse merger
                                                                                        --------------     ----------------
                                                                                    $      157,792.00  $        157,792.00
                                                                                        ==============     ================

                         INTERNATIONAL BUILDERS LIMITED
                          (A Development Stage Company)
               For the years ended December 31, 2003 and 2002 and
       for the period April 1, 2001 (Inception) through December 31, 2003

                                Table of Contents

                                                                          Page

INDEPENDENT AUDITORS' REPORT                                                9

FINANCIAL STATEMENTS

   Balance Sheets                                                           10

   Statements of Operations and Comprehensive Income                        11

   Statements of Stockholders' Deficit                                      12

   Statements of Cash Flows                                                 13

   Notes to Financial Statements                                            14

                          Independent Auditors' Report

To the Board of Directors and Stockholders
International Builders Limited
San Diego, California

We have audited the accompanying balance sheets of International Builders Limited (a development stage company) as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income, stockholders' deficit and cash flows for the year then ended and the period from April 1, 2001 (inception), to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
financial  statement  presentation.   We  believe  that  our  audits provide a
reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Builders Limited as of December 31, 2003 and 2002 and the related statements of operations and cash flows for the year then ended from the period from April 1, 2001 (inception), to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustaioned recurring losses and negative cash flows and it has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts and classification of liabilities that might result from the outcome of this uncertainty.


/s/ Hutchinson and Bloodgood LLP
November 1, 2004

                         INTERNATIONAL BUILDERS LIMITED
                         ( A Development Stage Company)
                                 BALANCE SHEETS
                        As of December 31, 2003 and 2002


                                                           December 31,
                                                      2003              2002
                                                ---------------    -------------
                                     ASSETS
      Current assets:
      Cash and cash equivalents                 $          416     $        151
      Accounts receivable                                    -           31,539
      Advances to employees                                  -            1,160
      Prepaid expenses                                   1,600                -
                                                ---------------    -------------
      Total current assets                               2,016           32,850

      Property and equipment, net                        4,495                -

      Other assets:
      Construction-in-progress                           5,600                -
      Deposits and options on land acquisition         166,800           32,200
      Notes receivable, long-term                       85,004                -
                                                ---------------    -------------
      Total other assets                               257,404           32,200
                                                ---------------    -------------
      Total assets                              $      263,915     $     65,050
                                                ===============    =============



                LIABILITIES AND STOCKHOLDERS' DEFICIT

      Current liabilities:
      Accounts payable                          $       84,573     $     76,219
      Revolving credit                                  12,426                -
      Notes payable, short-term                              -           12,850
      Accrued payroll and related                      113,197           85,080
      Accrued expenses                                  93,453              507
      Due to Joint Venture                              53,716           24,465
                                                ---------------    -------------
           Total current liabilities                   357,365          199,121
                                                ---------------    -------------

      Notes payable, long-term                         458,588                -

      Stockholders' Deficit:
      Class A Common Stock - $0.01 par value;
      7,000,000 shares authorized; 4,893,964
      and 4,801,816 issued and outstanding as
      of December 31, 2003 and December 31,
      2002,  respectively                               48,940           48,018
      Class B Common stock - $0.01par value;
      1,000,000 shares authorized; 500,000
      shares issued and outstanding                      5,000            5,000
      Additional paid-in capital                       606,613          278,643
      Accumulated other comprehensive
      income (loss)                                     10,648           13,285
      Deficit accumulated during
      development stage                             (1,223,239)        (479,017)
                                                ---------------    -------------
      Total stockholders' deficit                     (552,038)        (134,071)
                                                ---------------    -------------
      Total liabilities and stockholders'
      deficit                                   $      263,915     $     65,050
                                                ===============    =============


The Notes to the Financial Statements are an integral part of these statements.

                        INTERNATIONAL BUILDERS, LIMITED
                         ( A Development Stage Company)
         STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME For the years ended December 31, 2003 and 2002 and for the period April 1, 2001
                      (Inception) through December 31, 2003


                                                                                                April 1, 2001
                                                                                                 (Inception)
                                                        Year Ended           Year Ended            through
                                                       December 31,         December 31,         December 31,
                                                           2003                 2002                 2003
                                                     ----------------     ----------------     ---------------
     Revenues                                        $             -      $       124,687      $      124,687

     Cost of goods sold                                            -              (99,640)            (99,640)
                                                     ----------------     ----------------     ---------------
     Gross margin                                                  -               25,047              25,047
                                                     ----------------     ----------------     ---------------

     General and Administrative Expenses:
     Payroll and related costs                               270,559              147,816             441,076
     Professional services                                   141,370               71,165             243,028
     Travel expense                                           40,695               40,913              87,425
     Rent                                                     29,610               51,079              80,689
     Other                                                    18,188               14,821              37,735
     Telephone                                                 8,306               18,272              26,901
     Office supplies                                           7,392                4,716              12,166
                                                     ----------------     ----------------     ---------------
     Total general and administrative expenses               516,120              348,782             929,020
                                                     ----------------     ----------------     ---------------
     Net operating loss                                     (516,120)            (323,735)           (903,973)
                                                     ----------------     ----------------     ---------------

     Other income / (expense)
     Equity interest in Joint Venture net loss               (31,853)             (35,431)            (97,594)
     Interest expense and late payment penalties            (194,409)             (24,875)           (219,832)
     Other                                                    (1,840)                   -              (1,840)
                                                     ----------------     ----------------     ---------------
     Total other income (expense)                           (228,102)             (60,306)           (319,266)
                                                     ----------------     ----------------     ---------------
     Net loss                                               (744,222)            (384,041)         (1,223,239)

     Other comprehensive income:
     Foreign currency translation adjustment                  (2,637)              11,077              10,648
                                                     ----------------     ----------------     ---------------

     Total comprehensive loss                        $      (746,859)     $      (372,964)     $   (1,212,591)
                                                     ================     ================     ===============


     Basic and diluted net loss per common share     $         (0.14)     $         (0.07)     $        (0.22)
                                                     ================     ================     ===============

     Weighted average shares used in calculating
     basic and diluted net loss per common share           5,342,848            5,173,831           5,249,533
                                                     ================     ================     ===============

                         INTERNATIONAL BUILDERS LIMITED
                         ( A Development Stage Company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
       For the period April 1, 2001 (Inception) through December 31, 2003



                                                                                             Deficit
                                                                Common Stock               Accumulated
                                     Number of Shares      at $0.01 par value  Additional   During the      Other        Total
                                  ------------------------ ------------------   Paid-in    Development Comprehensive Stockholders'
                                    Class A     Class B    Class A    Class B   Capital       Stage       Income        Deficit
                                  ------------ ----------- --------- --------- ---------  ------------  ----------  -------------
Beginning balance April 1, 2001
 (Inception)                                -           -  $      -  $      -  $      -  $          - $         -   $          -

Issuance of stock for services      2,470,000     500,000    24,700     5,000         -             -           -         29,700
Issuance of stock for conversion
 of debt                            2,193,630           -    21,936         -       529             -           -         22,465
Issuance of stock and warrants
 for cash                               7,500           -        75         -    14,925             -           -         15,000
Subscription costs                          -           -         -         -      (676)            -           -           (676)
Other comprehensive income                  -           -         -         -         -             -       2,208          2,208
Net income / (loss)                         -           -         -         -         -       (94,976)          -        (94,976)
                                  ------------ ----------- --------- --------- ---------  ------------  ----------  -------------
Ending balance December 31, 2001    4,671,130     500,000    46,711     5,000    14,778       (94,976)      2,208        (26,279)
Issuance of stock for conversion
 of debt                              128,186           -     1,282         -   255,090             -           -        256,372
Issuance of stock and warrants
 for cash                               2,500           -        25         -     4,975             -           -          5,000
Stock options issued to outside
 director                                               -         -         -     3,800             -           -          3,800
Other comprehensive income                  -           -         -         -         -             -      11,077         11,077
Net income / (loss)                         -           -         -         -         -      (384,041)          -       (384,041)
                                  ------------ ----------- --------- --------- ---------  ------------  ----------  -------------
Ending balance December 31, 2002    4,801,816     500,000    48,018     5,000   278,643      (479,017)     13,285       (134,071)
Issuance of stock and warrants
 for cash                              42,500           -       425              84,575             -    -                85,000
Issuance of stock for conversion
 of debt                               49,648           -       497         -    98,799             -           -         99,296
Issuance of warrants B30related
 to debt                                    -           -         -         -   145,228             -           -        145,228
Subscription costs                          -           -         -         -      (632)            -     -                 (632)
Other comprehensive income                  -           -         -         -         -             -      (2,637)        (2,637)
Net income / (loss)                         -           -         -         -         -      (744,222)          -       (744,222)
                                  ------------ ----------- --------- --------- ---------  ------------  ----------  -------------
Ending balance December 31, 2003    4,893,964     500,000 $  48,940 $   5,000 $ 606,613 $  (1,223,239) $   10,648  $    (552,038)
                                  ============ =========== ========= ========= =========  ============  ==========  =============


                                       12

                      INTERNATIONAL BUILDERS LIMITED, INC.
                         ( A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
             For the years ended December 31, 2003 and 2002 and for
   the period period from April 1, 2001 (Inception) through December 31, 2003



                                                                                             April 1, 2001
                                                                                              (Inception)
                                                           Year Ended       Year Ended          through
                                                           December 31,    December 31,       December 31,
                                                              2003             2002               2003
                                                        ---------------  ----------------  -----------------
Cash Flows from Operating Activities:
Net income / (loss)                                     $     (744,222)  $      (384,041)  $     (1,223,239)
Adjustments to reconcile net loss to
 net cash used by operating activities:
    Value of unexercised stock options / warrants
     granted
to outside directors.                                                -             3,800              3,800
Issuance of common stock for services                                -                 -             29,700
Issuance of warrants to pay loan fees                          145,228                 -            145,228
Issuance of common stock to pay interest on notes                  615            13,441             14,056
Depreciation expense                                               499                 -                499
Equity interest in joint venture net loss                       31,853            35,431             97,594
Changes in operating assets and liabilities:
(Increase) decrease in receivables and accrued
 interest income                                                32,068           (32,099)              (632)
(Increase) decrease in prepaid expenses and deposits            (1,600)            1,066             (1,600)
Increase in accounts payable                                     8,354            76,219             84,574
Increase (decrease) in accrued expenses                         92,946            (4,548)            93,452
Increase in accrued payroll and related                         28,117            78,176            113,197
                                                        ---------------  ----------------  -----------------
Net cash used by operating activities                         (406,142)         (212,555)          (643,370)
                                                        ---------------  ----------------  -----------------

Cash Flows from Investing Activities:
Deposit and options for land acquisition                      (140,200)          (32,200)          (172,400)
Purchases of property and equipment                             (4,994)                -             (4,994)
Acquisition of equity interest in joint venture                      -                              (14,225)
Advances made to joint venture                                  (5,240)           (7,994)           (19,006)
Increase in notes receivable                                   (84,371)                -            (84,371)
                                                        ---------------  ----------------  -----------------
Net cash used by investing activities                         (234,805)          (40,194)          (294,996)
                                                        ---------------  ----------------  -----------------

Cash Flows from Financing Activities:
Proceeds from short-term loans                                 550,420           252,020            832,838
Proceeds from the issuance of common stock                      85,000             5,000            105,000
Increase in revolving credit                                    12,426                 -             12,426
Repayment of short-term loans                                   (6,002)           (4,172)           (10,174)
Payment of subscription costs                                     (632)                -             (1,308)
                                                        ---------------  ----------------  -----------------
Net cash provided by financing activities                      641,212           252,848            938,782
                                                        ---------------  ----------------  -----------------

Net increase / (decrease) in cash for the period                   265                99                416
Cash at the beginning of the period                                151                52                  -
                                                        ---------------  ----------------  -----------------
Cash at the end of the period                           $          416   $           151   $            416
                                                        ===============  ================  =================

Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing transactions:
Issuance of common stock as repayment of notes          $       98,681   $       242,931   $        364,077
                                                        ===============  ================  =================
Issuance of common stock as payment of interest
 on notes                                               $          615   $        13,441   $         14,056
                                                        ===============  ================  =================
Issuance of warrants as payment of loan fees            $      145,228   $             -   $        145,228
                                                        ===============  ================  =================
Interest paid                                           $          149   $             -   $            149
                                                        ===============  ================  =================


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Business

         International Builders Limited a Delaware Corporation ("IBL" or the "Company"), was organized in April 2001 and incorporated on October 11, 2001. The Company initially plans to conduct its construction and real estate development operations in Tunica, Mississippi and in Recife Brazil through a joint venture.

         Development Stage Company

         The Company has invested in the design of a construction system for residential application using light gauge steel framing, and was formed to operate as described above, however, to date, there has not been any significant recognition of revenue. The Company also utilizes lumber as its primary material in the construction of homes. Since its inception in April 2001, Management has been devoted primarily to administrative functions, negotiating contracts, obtaining financing and raising capital thus, the Company is considered to be in the development stage.

         Organization and Start Up Costs

         Organization and start up costs have been expensed as incurred.

         Other Investments

         Investments in common stock representing 20%-50% ownership and corporate joint ventures and partnerships in which the Company exercises significant influence are reflected at cost plus equity in the undistributed net earnings (losses) since acquisition.

         Basis of Presentation

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. There is no assurance that the Company has or will be able to obtain the working capital necessary to finance ongoing operations, or that such operations will be profitable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Cash and Cash Equivalents

         Cash equivalents consist of highly liquid investments with an original maturity of three months or less.

         Property and Equipment

         Property and equipment is depreciated over the estimated useful lives of the related assets using the straight line depreciation method. The estimated lives are generally three to five years.

         Revenue and Cost Recognition

         Revenues and expenses from contracts are recognized under the percentage of completion method of accounting measured by the ratio of costs incurred to date to management's estimates of total anticipated costs. Such amounts necessarily are based on estimates, and the uncertainty inherent in the estimates is reduced progressively as work on the contract nears completion.

         Selling and other operating costs are expensed as incurred. If estimated total costs for a contract indicates a loss, the Company provides currently for the total anticipated loss on the contract. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

         Major Customer

         During the year ended December 31, 2002, 100% of the Company's billings were to 1 major customer who is a related party. The total amount due, included in receivables, from this major customer at December 31, 2003 and 2002 was $0 and $31,539, respectively.

         Net Loss Per Share

         Basic and diluted net loss per share has been computed in accordance with SFAS No. 128, Earnings Per Share, using the weighted average number of shares of common stock outstanding during the period. Warrants and stock options were not used in the calculation of dilutive net loss per share because the effect would be anti-dilutive.

         Compensated Absences

         Employees' vacation benefits are recognized in the period earned. Sick and personal time is recognized when actually paid.

         Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Comprehensive Income

         The Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments are reported, net of their related tax effect, to arrive at comprehensive income.

         Stock-Based Compensation

         As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for stock-based employee compensation. Under APB 25, if the exercise price of the Company's employee and director stock options equals or exceeds the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

         When the exercise price of the employee or director stock options is less than the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 28 over the vesting period of the options.

         Options or stock awards issued to non-employees are recorded at their fair value (as determined in accordance with SFAS NO. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services), and recognized over the related service period.

         Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         Recent Accounting Pronouncements

         In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 (FIN 46-R) in December 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since inception, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary.

         In April 2003, the FASB issued FAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for contracts entered into or modified and for hedging relationships designated after June 30, 2003. The adoption of this statement did not have a material impact on our operating results or financial position.

         In May 2003, the FASB issued Financial Accounting Standard ("FAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement provides new rules on the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. Such financial instruments include mandatorily redeemable shares, instruments that require the issuer to buy back some of its shares in exchange for cash or other assets, or obligations that can be settled in shares, the monitory value of which is fixed. Most of the guidance in FAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 30, 2003. The adoption of this statement had no effect on our financial statements.

         In June 2004, the FASB issued EITF Issue No. 02-14, "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock." EITF Issue No. 02-14 addresses whether the equity method of accounting applies when an investor does not have an investment in voting common stock of an investee but exercises significant influence through other means. EITF Issue No. 02-14 states that an investor should only apply the equity method of accounting when it has investments in either common stock or in-substance common stock of a corporation, provided that the investor has the ability to exercise significant influence over the operating and financial policies of the investee. The accounting provisions of EITF Issue No. 02-14 are effective for the first quarter of fiscal 2005. The Company is in the process of determining the effect, if any, the adoption of EITF Issue No. 02-14 will have on its financial statements.

         On March 31, 2004, the FASB issued its exposure draft, "Share-Based Payment," which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair values. The FASB expects to issue a final standard late in 2004 that would be effective for public companies for fiscal years beginning after December 15, 2004. We have not yet assessed the impact of adopting this new standard.

         In March 2004, the FASB issued EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments" which provides new guidance for assessing impairment losses on debt and equity investments. Additionally, EITF Issue No. 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF Issue No. 03-1; however, the disclosure requirements remain effective. The Company will evaluate the effect, if any, of EITF Issue No. 03-1 when final guidance is released.

NOTE 2 -MANAGEMENT PLANS

         As reported in the financial statements, the Company has incurred losses in excess of $1,100,000, from inception through December 31, 2003. The Company's cash balance was only $416 as of December 31, 2003, stockholders' deficiency was $552,038 and its current liabilities exceeded its current assets by $355,349. Additionally, even though the Company has been able to satisfy obligations for certain operating expenses by issuing shares of the Company's common stock and obtaining advances from a related party (see Note 3), operating activities generated negative cash flows aggregating $406,142 for the year ended December 31, 2003. These factors and others, raise substantial doubt about the Company's ability to continue as a going concern.

         In order to continue as a going concern, and, ultimately, achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include raising additional capital through sales of common stock to accredited investors, operating loans from banks and private lenders and generating revenue through its new businesses. However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph, and secure other sources of financing, and attain profitable operations. Management believes that the proceeds from the sale of stock to accredited investors, and cash generated from its new businesses will be adequate to meet the Company's operating requirements commencing during the first quarter of 2005. Until such time, the Company continues to rely on funds provided by the sale of equity securities and short-term loans to meet its operating needs. The financial statements do not include the adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 - PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

        ------------------------------------- ----------------- ----------------
        December 31,                                2003             2002
        ------------------------------------- ----------------- ----------------
        Computer equipment                    $          3,875  $             -
        Office furniture                                 1,119                -
        ------------------------------------- ----------------- ----------------
                                                         4,994                -
        Accumulated depreciation                          (499)               -
        ------------------------------------- ----------------- ----------------
                                              $          4,495  $             -
        ------------------------------------- ----------------- ----------------

         Depreciation expense was $499 for the year ended December 31, 2003.

NOTE 4 - NOTES RECEIVABLE, LONG-TERM AND SIGNIFICANT ESTIMATE

         As of December 31, 2003, the Company had loaned a total of $84,370 to a limited liability company that is in the development stage and had accrued interest totaling $634 on the loan. The borrower is in the process of opening a new restaurant in downtown San Diego and the principals of the borrower have a history of success in similar ventures.

         Management believes that the venture is proceeding according to its plan and, as of the date of the financial statements, estimates that the entire carrying amount will be collectible and that no reserve is necessary. Because the borrower is in its development stage, it is reasonably possible that the borrower's circumstances may change in the near term and that, as a result, management might significantly reduce its estimate of the amount the Company will be able to collect.

NOTE 5 - NOTES PAYABLE

         Notes payable consisted of the following:

        ------------------------------------------------------------------- ---------------- ----------------
        December  31,                                                            2003             2002
        ------------------------------------------------------------------- ---------------- ----------------
        Notes  payable  to  various   shareholders  of  the   corporation;
        interest at 10% per annum;  principal  and interest due in full on
        February 26, 2005. Issued with warrants  for  a  total  of          $       451,178  $        10,000
        1,850,000   class  A  common  shares, exercisable at $2.00 per
        share.

        Notes  payable  to  various   shareholders  of  the   corporation;
        interest at 10% per annum;  principal  and interest due in full on
        February 26, 2005.                                                            5,841              350

        Note  payable  to  unrelated  party,  interest  at 10% per  annum,
        principal and interest due in full on February 26, 2005.                      1,569            2,500
        ------------------------------------------------------------------- ---------------- ----------------
                                                                                    458,588           12,850
        Less current portion                                                              0           12,850
        ------------------------------------------------------------------- ---------------- ----------------
        Long-term portion                                                   $     458,588    $             0
        ------------------------------------------------------------------- ---------------- ----------------

         Future minimum principal payments on notes payable are as follows:

         -------------------------------------------------------------------------------------------------
         Year Ending December 31,
         -------------------------------------------------------------------------------------------------
                     2004                                                                    $          0
                     2005                                                                         458,588
                     2006                                                                               0
                     2007                                                                               0
                     2008                                                                               0
         -------------------------------------------------------------------------------------------------
                                                                                             $    458,588
         -------------------------------------------------------------------------------------------------

Note 6 - investment in joint venture

         During 2001, the Company entered into a joint venture (the "Venture") with Caenco Construcoes Ltda ("CCL") for the construction and sale of steel framed homes in Brazil The name of the entity is Caenco/IBL. The Company has a 50% ownership interest in the joint venture. The joint venture is reflected on the accompanying balance sheet and income statement using the equity method of accounting. The following is a summary of the joint ventures' financial position and results of operations:

                                                            December 31,

                                                       2003            2002
Financial Position:
  Total assets                                       $      66      $       708
  Total liabilities                                    (53,782)         (25,174)
Net assets                                           $ (53,716)     $   (24,466)
 Results of operations:
Construction revenues                                $       -      $         -
Gen, admin and operating expenses                      (28,153)         (33,247)
                                                     ----------     ------------
Net Loss                                               (28,153)         (33,247)
Company's interest in net loss                       $ (31,853)     $   (35,432)
Investment  in joint venture                         $       -      $         -
Carrying Value of Investment:
Common Stock                                         $  14,225      $    14,225
Loans                                                   19,006           13,766
Share of Losses                                        (97,595)         (65,741)
                                                     ----------     ------------
   Subtotal                                            (64,364)         (37,750)
Foreign currency translation adjustment                 10,648           13,285
                                                     ----------     ------------
  Adjusted basis of IBL investment in
   joint venture                                     $ (53,716)     $   (24,465)





         The Company has agreed to loan the joint venture funds as needed for its initial start-up and working capital requirements until the joint venture is self-supporting from its own cash flows. Before computing the amount of income or profits available for distribution the Company will be reimbursed for any start-up and working capital loans advanced to the joint venture. As of December 31, 2003 and 2002, the Company was due $19,006 and $13,766 respectively. Profits and losses of the joint venture are to be allocated 60% to the Company and 40% to CCL once the initial losses funded by the Company (IBL) have been recovered. Until that time, the Company is recognizing 100% of the losses of the subsidiary.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

         Formal employment agreements between the Company and executive personnel will be documented upon completion of the offering. (see Note
         7). Mr. Crawford, Chairman and CEO of the Company, has agreed initially to a reduced salary of $90,000. According to the terms of his contract, Mr. Crawford is entitled to receive increases in his annual base salary at least annually, on his anniversary date. The amount of the increase shall be determined by the Board or a committee approved by the Board.

NOTE 8 - Capital

         The authorized number of shares of common stock of the Company is 16,000,000, consisting of: 15,000,000 class A common shares, $0.01 par value and, 1,000,000 class B common shares, $0.01 par value.

         Class A Common Shares

         The class A and class B common shares are equal in all respects except that the Class A Common Shares have one vote per share (as compared to 10 votes per share for the Class B common shares). Holders of Class A common stock are entitled to elect 25% of the members of the Company's Board of Directors and shall have exclusive authority to remove such Class A Directors (as compared to the right of the holders of Class B common stock to elect and remove 75% of the Company's Board of Directors). Class A holders are not entitled to vote cumulatively for the election of Directors, nor do they have redemption, conversion, preemptive or other subscription rights.

         In the event of the liquidation, dissolution or winding up of the of the Company's assets, Class A and B shareholders are entitled to share ratably in all of the remaining Company assets, if any, after prior satisfaction of the Company's debts and liabilities.

         Class B Common Shares

         Class B common shareholders have 10 votes per share owned (as compared to 1 vote per share of Class A common shareholders). Class B holders are also entitled to elect 75% of the members of the Company's Board of Directors and have exclusive authority to remove such Class B Directors. Class B holders have no redemption, preemptive or other subscription rights, but may convert their share holdings into an equal number of Class A common shares. In the event of the liquidation, dissolution or winding up of the Company, Class B holders are entitled to share ratably with the Class A holders in all remaining Company assets, if any, after prior satisfaction of Company's debts and liabilities.

         Class A and B shareholders are entitled to receive dividends when as declared by the Board of Directors of the Company, out of funds legally available. The Company has not paid any dividends since its inception and does not anticipate paying such dividends in the foreseeable future.

         Warrants

         During 2003, the Company issued warrants to purchase 600,000 shares of Class A common stock at a price of $2.00 per share in connection with the proceeds of several loans. The warrants were valued using the Black Sholes model. Because most of the related loans have been converted to equity, the cost of these warrants was recorded as loan fees in the current year rather than as a discount on debt and amortized as interest expense over the life of the loan. 100,000 of the warrants expired on November 30, 2004. The remaining 500,000 warrants are exercisable at any time until July 9, 2008.

         During 2003, the Company issued warrants to purchase 1,250,000 shares of Class A common stock at a price of $2.00 per share in connection with the proceeds of several loans. The warrants were issued to an employee of the Company. No current expense is recognized because the exercise price is equal to the estimated fair market value of the stock on the date of grant. The warrants are exercisable at various times until December 1, 2008.

         Warrants to purchase 350,000 shares of common stock at a price of $2.00 per share were issued in 2003 as part of the terms of an employment contract. No current expense is recognized because the exercise price is equal to the estimated fair market value of the stock on the date of grant. The warrants are exercisable at any time until December 1, 2008.

         Warrants to purchase 10,000 shares of common stock at a price of $2.00 per share were issued in 2003 in connection with Class A common shares sold, and are exercisable at any time until February 28, 2004. The proceeds are included in additional paid in capital with the amount received for the shares. The warrants expired on February 28, 2004.

         Warrants to purchase 7,500 shares of common stock at a price of $2.00 per share were issued in 2001 in connection with Class A common shares sold, and are exercisable at any time until December 12, 2005. The proceeds are included in additional paid in capital with the amount received for the shares.

         Warrants to purchase 500,000 shares of common stock at a price of $2.00 per share were issued in fiscal year 2001 as part of the terms of an employment contract. No current expense was recognized because the exercise price is equal to the estimated fair market value of the stock on the date of grant. The warrants are exercisable at any time until October 9, 2008.

         At December 31, 2003, warrants for 2,717,500 shares of Class A common stock were outstanding (all exercisable @ $2.00 per share).

         Stock Option Plan

         On October 11, 2001 the Board of Directors unanimously approved the adoption of the 2001 Stock Option Plan ("2001 Plan") for the issuance of up to 700,000 shares of the Company's Class A common stock in accordance with the terms of the 2001 Plan.

         The 2001 plan provides for the grant of incentive stock options, awards, and rights to purchase stock by employees, consultants and non-employee directors of the Company.

         The 2001 Plan is administered the Board of Directors. Each non-employee director is automatically granted an option to purchase 20,000 shares upon becoming a director. All options granted to non-employee directors are for a period of ten years and are immediately exercisable. The Board of Directors has the sole discretion to determine the employees and consultants to whom options are to be granted, the number of shares to be subject to such options, and the terms, conditions and any performance criteria for the options.

         Option agreements may provide that an optionee who is an employee or consultant must agree to remain in the employ of the Company for at least one year after grant, and generally must continue such employment in order for additional installments of the option to become exercisable. However, option agreements do not restrict the Company's right to terminate such employment at any time.

         The price of the shares subject to each option is set by the Board of Directors but may not be less than the fair market value on the date of grant. Except for non-employee directors, an option generally may not be exercised during the first year after its grant. Thereafter, options will become exercisable in such installments, if any, as the Board may determine. The Board may accelerate the exercisability of any installments. An outstanding option generally has a term of ten years. An option may be exercised for up to three months following termination of employment. The post-termination of employment period of exercisability is extended to one year if the termination is on account of retirement, total disability or, if the termination is on account of death (but not beyond the original maximum term of the option).

         Non-employee director options have a per share exercise price equal to at least the fair market value of a share at the time the option is granted. The options are fully exercisable and vested as of the grant date. Options granted to non-employee directors terminate ten years from grant or three months from the date of the director's termination of service on the Board, unless the termination is due to the director's disability.

         Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards consistent with the provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," the Company's net losses would have been increased to the pro forma amounts indicated below.


        ------------------------------------------------ ------------------- ------------------ ------------------
                                                                2003               2002             4/1/01 to
                                                                                                    12/31/03
        ------------------------------------------------ ------------------- ------------------ ------------------
        Net loss attributed to common
         Stockholders as reported                        $         (744,222) $        (384,041) $      (1,223,239)

        Stock based employee compensation
         Under fair value based method                             (590,273)                (0)          (590,723)
        ------------------------------------------------ ------------------- ------------------ ------------------
        Net loss attributed to common
         stockholders pro forma                          $       (1,334,495) $        (384,041) $      (1,813,962)
        ------------------------------------------------ ------------------- ------------------ ------------------
        Loss per share - as reported                     $             (.14) $            (.07) $            (.22)
        ------------------------------------------------ ------------------- ------------------ ------------------
        Loss per share - pro forma                       $             (.25) $            (.07) $            (.34)
        ------------------------------------------------ ------------------- ------------------ ------------------


         For purposes of pro forma disclosures, the estimated fair value of options is amortized to expense over the options' vesting periods using a straight line method in accordance with Financial Accounting Standards Board Interpretation 28.

         The fair value of option grants for the Company's stock option plans are estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                     2003              2002
                                                  --------          --------
        Risk-free interest rate                     3.03%             1.00%

         Expected life                            10 years          10 years

         Expected volatility                           0%                0%

         Expected dividend yield                     0.0%              0.0%

         The following summarizes stock option activity related to the Plan:


         ----------------------------------------------------- ---------------- --------------------------
                                                                   Options          Weighted Average
                                                                 Outstanding         Exercise Price
         ----------------------------------------------------- ---------------- --------------------------
         Balance at January 1, 2002                                 20,000                $2.00
         ----------------------------------------------------- ---------------- --------------------------
            Granted                                                                       $0.00
                                                                      -
         ----------------------------------------------------- ---------------- --------------------------
            Exercised                                                                     $0.00
                                                                      -
         ----------------------------------------------------- ---------------- --------------------------
            Expired                                                                       $0.00
                                                                      -
         ----------------------------------------------------- ---------------- --------------------------

         ----------------------------------------------------- ---------------- --------------------------
         Balance at December 31, 2002                                20,000               $2.00
         ----------------------------------------------------- ---------------- --------------------------
            Granted                                                 350,000               $2.00
         ----------------------------------------------------- ---------------- --------------------------
            Exercised                                                        -            $0.00
         ----------------------------------------------------- ---------------- --------------------------
            Expired                                                          -            $0.00
         ----------------------------------------------------- ---------------- --------------------------

         ----------------------------------------------------- ---------------- --------------------------
         Balance at December 31, 2003                             370,000                 $2.00
         ----------------------------------------------------- ---------------- --------------------------



         The following table summarizes information with respect to stock options outstanding at December 31, 2003:


---------------------------------------------------------- ------------------------------
                   Outstanding Options                          Exercisable Options

                               Weighted
                               Average
                              Remaining
                             Contractual      Weighted
  Range of     Number of       Life of         Average       Number of       Weighted
  Exercise      Options        Options        Exercise        Options        Average
   Price      Outstanding    Outstanding        Price       Exercisable   Exercise Price
------------- ------------- --------------- -------------- -------------- ---------------
$2.00-
2.00               370,000       9.3            $2.00             50,000      $2.00




NOTE 9 - NON-CASH STOCK TRANSACTIONS

         During 2002, the Company issued shares, which were valued at their fair market value at the date of issuance, in the following non-cash transactions:

         December 31, 2002:

              128,186 shares valued at $256,372 ($2.00 per share) were issued as consideration for conversion of principal and interest on short-term debt.

         During 2003, the Company issued shares of common stock, which were valued at their fair market value at the date of issuance, in the following non-cash transactions:

           June 30 to August 13, 2003:

              49,648 shares, valued at $99,296 ($2.00 per share), were issued as consideration for conversion of short-term debt.

NOTE 10 - PRIVATE PLACEMENT OFFERING

         June 30, 2003, the Company issued a private placement to raise $3,000,000 in additional capital through the sale of 600 Units. Each Unit shall consist of 2,500 Class A Common Shares at $2.00/Share and a Warrant to purchase 2,500 Class A Common Shares exercisable within 1 year of issuance at $2.00/Share. The minimum subscription is One (1) Unit, at a purchase price of $5,000, unless the Company elects, in its sole discretion, to accept subscriptions for less than one Unit. The Company intends to sell up to 600 Units pursuant to Rule 506 of Regulation D of the Securities Act of 1933 ("Securities Act") and applicable state securities laws. The Company had raised $85,000 under the private placement as of December 31, 2003.

Note 11 - INCOME TAXES

         As of December 31, 2003, the Company had federal and state net operating loss carry forwards of approximately $990,000. The net operating loss carry forward, before any limitations, expires in 2021, 2022, and 2023 for federal purposes and 2010, 2011 and 2012 for state purposes. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within three years.

         Due to the uncertainties related to, among other things, the extent and timing of its future taxable income, the Company has offset the deferred tax assets attributable to the potential benefits from the net operating loss carry forwards and the other temporary differences by an equivalent valuation allowance as shown below:

                                                          2003           2002
           Net deferred tax asset:
                 Net operating loss carry forwards   $  236,016     $  113,206
                 Valuation allowance for deferred
                    tax assets                         (236,016)      (113,206)
                                                     -----------    -----------
                    Net deferred tax asset           $        0     $        0
                                                     ===========    ===========

Note 12 - SUBSEQUENT EVENTS

         Stock Issued

         During 2004, the company issued 1,171,760 shares of Class A common stock in connection with a reverse merger.

         During 2004, the Company sold 72,500 shares of Class A common stock and 72,500 warrants for total proceeds of $145,000 to accredited investors.

         During 2004, the Company converted $62,124 of a liability recorded as "due to shareholder" into 31,062 shares of Class A common stock.

         Reverse Merger

         On March 11 2004, the Company completed a merger into a public shell named Ocean Fresh Seafood Marketplace, Inc. (OFSM) for the purpose of making IBL a publicly reporting and trading company. The transaction will be accounted for as a reverse merger, wherein the public shell is the surviving legal entity and IBL is the acquiring entity for financial reporting. No goodwill will be recognized in the transaction. Upon completion of the merger, the surviving legal corporation's name was changed from Ocean Fresh Seafood Marketplace, Inc. to International Builders Limited, Inc. The Company has not yet filed Form 152c2-11, which must be approved for the stock to trade.

         OFSM had no assets and had liabilities totaling $136,260 just prior to the merger. The shareholders of OFSM received 1,171,760 or 19.3 percent of the Class A shares of the combined company and none of the Class B shares. The shares they received represent 10.59 percent of the voting interests of the combined entity.

Exhibits

Exhibit 99.1 - Merger Agreement


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 24, 2005                International Builders Limited, Inc.
-----------------                ------------------------------------
Date                                       (Registrant)

                                    /s/ Jerome Crawford
                                        ------------------------
                                        Jerome Crawford
                                        Chairman and CEO